                                                                 EXHIBIT 10.54


                                OPTION AGREEMENT


     THIS OPTION AGREEMENT (THE "AGREEMENT") is made and entered into as of the 19th day of December, 1997 by and between TC Realty Holding Company, a Delaware Corporation ("OPTIONOR") and Balanced Care Corporation, a Delaware corporation, or its successors and assigns ("BCC").

                                   WITNESSETH:

     WHEREAS, Optionor is the owner of 100 shares (THE "EQUITY INTERESTS") of TC Realty of Altoona, Inc., a Delaware corporation (THE "COMPANY"), which Equity Interests are evidenced by stock certificate number 1 of the Company, and represent 100% of the equity ownership in the Company; and

     WHEREAS, the Company is the Lessee under that certain First Amended and Restated Facility Lease Agreement dated as of December 19, 1997 (THE "LEASE") between MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation (THE "LESSOR") and the Company for property located in Blair County, Pennsylvania, as more fully described in the Lease (THE "PROPERTY"); and

     WHEREAS, the Company has entered into that certain Management Agreement dated as of December 19, 1997 (THE "MANAGEMENT AGREEMENT") with BCC at Altoona, Inc., a Delaware Corporation (THE "MANAGER") whereby the Manager shall operate for the benefit of the Company a personal care home/assisted living facility on the Property (THE "PROJECT"); and

     WHEREAS, the Optionor, the Lessor and the Company have entered into that certain Stock Pledge Agreement dated as of December 19, 1997 (the "STOCK PLEDGE AGREEMENT"), whereby Optionor has pledged to the Lessor a first lien security interest in the Equity Interests; and, if and when the Equity Interests are purchased from Optionor pursuant to this Agreement, such purchaser shall expressly assume all obligations of Optionor under the Stock Pledge Agreement; and

     WHEREAS, the Company, the Lessor, the Optionor and BCC have entered into that certain Working Capital Assurance Agreement dated as of December 19, 1997 (THE "WORKING CAPITAL AGREEMENT") whereby, among other matters, BCC has agreed to fund certain Shortfalls (as defined in the Working Capital Agreement) by making loans to the Company, as more fully described in the Working Capital Agreement; and

     WHEREAS, BCC and the Company have entered into a Shortfall Funding Agreement dated as of December 19, 1997 (THE "SHORTFALL AGREEMENT") whereby, among other matters, BCC has agreed to fund certain Shortfalls by making loans to the Company, as more fully provided in the Shortfall Agreement; and

     WHEREAS, BCC, the Lessor and the Company have entered into that certain Subordination and Standstill Agreement dated as of December 19, 1997 (the "SUBORDINATION AGREEMENT") whereby BCC has agreed, on the terms and conditions provided in the Subordination Agreement, to subordinate certain interests of BCC to the interests of the Lessor; and

     WHEREAS, pursuant to the Management Agreement, Notes (as defined in the

Shortfall Agreement) and Shortfall Agreement, in no event shall the directors or officers of the Lessee or the shareholders, directors or officers of the Parent ever be personally liable to BCC or any affiliate of BCC or any third party for the payment and/or performance of any obligations or liabilities thereunder.

     WHEREAS, BCC is willing to enter into the Shortfall Agreement, and all other Transaction Documents (as defined in the Shortfall Agreement) of which BCC is a party, only if Optionor executes and delivers an option agreement whereby BCC or its successors and assigns may acquire all of the Equity Interests of the Optionor, on the terms and conditions provided herein.

     NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

     1. DEFINED TERMS/INTERPRETATIONS. As used herein, unless the context otherwise requires: (a) the terms defined herein shall have the meaning set forth herein for all purposes; (b) references to "Section" are to a section hereof; (c) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such word or words of like import; (d) "writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) "hereof", "herein", "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular section hereof; (f) references to any gender include references to all genders; (g) references to an agreement or other instrument or statute or regulation are referred to as amended and supplemented from time to time and, in the case of a statute or regulation, any successor provisions thereof; (h) the headings of the various Sections hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; and (i) initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shortfall Agreement.

     2 GRANT OF OPTION/CONSIDERATION. (a) Subject to the terms of the Stock Pledge Agreement and Section 19.4 of the Lease, Optionor hereby grants to BCC an option (the "OPTION") to purchase all of Optionor's right, title and interest in and to the Equity Interests on the terms and conditions provided herein. The Purchase Price (as defined below) for the Equity Interests shall be paid to Optionor on the Closing Date (as hereinafter defined) in immediately available funds. The Option shall be exercisable by providing written notice to Optionor on or before the tenth anniversary after the date of this Agreement (the "OPTION TERM"); PROVIDED, HOWEVER, IN NO EVENT SHALL BCC BE ENTITLED TO EXERCISE ITS OPTION SO LONG AS ANY AMOUNTS ARE OUTSTANDING UNDER THAT CERTAIN DEMAND PROMISSORY NOTE OF EVEN DATE HEREWITH IN THE ORIGINAL PRINCIPAL AMOUNT OF $123,822 MADE BY BRUCE A. RENDINA TO THE ORDER OF LESSOR.

     (b) In consideration of the grant of the Option, BCC shall pay to Optionor the following sums (the "OPTION PAYMENTS"), as follows: (i) on or before July 1, 1998, BCC shall pay the sum of $75,000 to Optionor, (ii) on or before January 1, 1999, BCC shall pay the sum of $25,000 to Optionor and (iii) on or before January 1, 2000 and on or before January 1 of each successive year thereafter until the expiration of the Option Term, BCC shall pay to Optionor the sum of $50,000 per annum. Option Payments shall be made to Optionor without demand or notice.

     (c) Until BCC provides written notice of its exercise of the Option, BCC shall be under no obligation whatsoever to purchase the Equity Interests or exercise the Option, and shall not otherwise have any liability whatsoever hereunder in connection with the purchase of the Equity Interests.

     (d) The "Purchase Price" as used herein shall mean an amount equal to (A) the total amount funded into the Working Capital Reserve as Borrowings (as defined in Section 3(b) below), plus (B) an amount which, when combined with all Option Payments made under Section 2(b) above, equals $250,000, plus (C) the outstanding principal balance, together with all accrued but unpaid interest, with respect to Advances made under the Shortfall Agreement, together with all other sums then due and owing to BCC or an affiliate of BCC under the Shortfall Agreement and the other Transaction Documents (such amounts stated in Subsection
(C) being referred to herein as the "BCC PAY-OFF AMOUNT"). It is the intent of the parties hereto that the Purchase Price shall include all amounts referred to in (B) of this Section 2(d), all amounts owing to BCC in connection with the BCC Pay-Off Amount and all amounts owing in connection with Borrowings.

     3. CLOSING . (a) Subject to the satisfaction of the conditions set forth in
Section 19.4 of the Lease, the closing of the purchase of the Equity Interests (the "Closing") shall take place at such time and location in Pennsylvania as shall be designated by BCC upon three (3) days prior written notice to Optionor (the "Closing Date"). At the Closing (i) BCC shall deliver (A) the Purchase Price and (B) an agreement in form and substance reasonably satisfactory to Optionor and Lessor whereby the purchaser of the Equity Interests expressly assumes all obligations of Optionor under the Stock Pledge Agreement and (ii) Optionor shall deliver to BCC (A) the certificate representing the original Equity Interests, together with such powers and other instruments as BCC may request, (B) such pay-off letters or other evidence of the outstanding amounts due the Lessor in connection with Borrowings and (C) the certificate of an appropriate officer of the Company stating that the transfer of the Equity Interests to BCC has been recorded on the books and records of the Company, and affirming to BCC such additional matters as BCC may reasonably request. Additionally, both BCC and Optionor shall take such further actions and execute and deliver such further documents and instruments as either party may reasonably request. At the Closing, BCC and Optionor shall deliver a mutual release agreement in form and substance acceptable to Optionor and BCC, pursuant to which Optionor and BCC shall release each other from claims under the Transaction Documents (the "MUTUAL RELEASE"). Provided, however, that BCC shall provide such Mutual Release only in the event that (w) the Equity Interests are conveyed to BCC free and clear of all liens, encumbrances and restrictions (except Permitted Liens and the security interest granted to the Lessor pursuant to the Stock Pledge Agreement), (x) the Company has not incurred other liabilities or indebtedness except as otherwise expressly contemplated in the Transaction Documents, (y) no default on the part of Optionor or Company under this or any other Transaction Document shall have occurred, nor any event which, with the giving of notice and/or the passage of time, could result in a default under this or any other Transaction Document, and (z) the Mutual Release shall not encompass those matters described in subsections (w), (x) and (y) hereof.

     (b) Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, if and to the extent that the Working Capital Reserve is borrowed by the Optionor (such borrowings, together with all interest, penalties and other costs and fees assessed or incurred in connection therewith, are referred to herein as the "BORROWINGS"), the Borrowings shall be repaid in full from the Purchase Price at the Closing. Optionor shall give BCC prior written notice before making any Borrowings, detailing the amount thereof. BCC shall have the right at the Closing to pay from the Purchase Price the total amount outstanding with respect to the Borrowings. Such Borrowings shall be contributed by Optionor to Lessee as an equity contribution of Optionor to Lessee and in no event shall the Borrowings be deemed in any manner indebtedness of Lessee to Optionor. Without limiting the generality of the foregoing, in connection with the exercise of the Option, BCC and Optionor agree that, at the time the Stock Transfer (as defined in the Lease) is consummated, any amounts then due under the Note (as defined in the Lease) shall be paid in accordance with the terms thereof from the Purchase Price.




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


     (c) Notwithstanding anything to the contrary contained herein, in the other Transaction Documents or in the Lease Documents, in addition to the repayment of Borrowings from the Purchase Price as provided in Section 3(b) above, the BCC Pay-off Amount shall be paid in full by Optionor to BCC at the Closing from the Purchase Price.

     4. COVENANTS OF OPTIONOR/LEGEND. (a) Optionor shall not (i) sell, assign, convey, pledge, encumber or otherwise transfer (by operation of law or otherwise) any of Optionor's rights, title or interest under, in or to the Equity Interests, other than as set forth herein or as expressly provided in the Transaction Documents, the Lease or the Stock Pledge Agreement in favor of Lessor, (ii) cause or permit the Company to merge, consolidate, dissolve, liquidate, change its capital structure, issue new or substitute equity interests (including the issuance of warrants) or sell all or any portion of the Company's assets, (iii) cause or permit the Company to otherwise take any action that with the passage of time and/or the giving of notice would constitute a default under or a breach of any covenant or provision of the Shortfall Agreement, the Lease Documents or the other Transaction Documents, or (iv) challenge or disaffirm the validity or perfection of the lien held by BCC in the Equity Interests.

     (b) Optionor shall cause the Company to place the following legend on all certificates representing Equity Interests:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION TO PURCHASE IN FAVOR OF BALANCED CARE CORPORATION AND ITS SUCCESSORS AND ASSIGNS, AS MORE FULLY SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED AS OF DECEMBER 19, 1997.

     (c) To secure the obligations of the Optionor hereunder, Optionor hereby grants and pledges to BCC a lien in the Equity Interests, subject to the lien of the Lessor as provided in the Stock Pledge Agreement. Notwithstanding the foregoing, BCC acknowledges and agrees that BCC may not exercise any rights or remedies with respect to such lien in the Equity Interests without the prior written consent of the Lessor, which consent maybe withheld in the Lessor's sole and absolute discretion. The Lessor may enforce the provisions of the foregoing sentence as a third party beneficiary.

     (d) Optionor shall permit the Manager to request Loan Proceeds from the Lender (as such terms are defined in the Note) in accordance with the Note to fund operating deficits with respect to the Facility (as defined in the Lease).

     5. REPRESENTATIONS AND WARRANTIES. Optionor represents and warrants to BCC that (i) Optionor is the sole and exclusive owner of the Equity Interests free and clear of all liens, encumbrances and restrictions (except Permitted Liens and the security interest granted to the Lessor pursuant to the Stock Pledge Agreement), and Optionor's ownership interest in the Equity Interests is appropriately noted and documented on the books and records of the Company, (ii) all shareholders of the Optionor are accredited investors as that term is defined in Regulation D promulgated under the 1933 Act, (iii) no other person or entity holds any equity interests in the Company, (iv) the Equity Interests have been duly issued to Optionor, are fully paid and nonassessable, (vi) Optionor has the full right and power to transfer and convey the Equity Interests, enter into this Option Agreement and sell the Equity Interests to BCC without the need to obtain the consent or joinder of any party (other than the Lessor),
(vi) each shareholder of Optionor has had the opportunity to ask all questions of BCC, the Company and any other person or entity necessary or desirable concerning Optionor's investment in the Equity Interests, (vii) each shareholder of Optionor has the requisite knowledge and sophistication to make an informed decision regarding the risks and merits of an investment in the Optionor and the Company, and has not relied on any oral or written statements of BCC or any party affiliated with BCC in connection with Optionor's investment in the Company, (viii) each shareholder of Optionor understands that the Equity Interests will be deemed restricted securities within the meaning of the 1933 Act (and state securities laws), the Equity Interests are non-transferable and each shareholder of Optionor must be able to bear the economic risks of ownership of the Equity Interests for an indefinite period of time, and (ix) the representations and warranties contained in Article III of the Shortfall Agreement are true and correct to the best knowledge of Optionor in every material respect. The provisions of this Section shall survive the Closing and purchase of the Equity Interests.

     6. NO WAIVER. No failure or delay on the part of BCC in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of BCC hereunder or under any other Transaction Document; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     7. GOVERNING LAW/BINDING EFFECT. This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth, excepting its rules and laws relating to conflicts of law. The rights and obligations of the parties hereunder shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

     8. ASSIGNMENT. Except for the pledge of the Equity Interests to the Lessor pursuant to the Stock Pledge Agreement, Optionor may not assign, pledge, hypothecate or otherwise transfer its rights, obligations and duties hereunder without the prior written consent of BCC. Subject to the terms of the Working Capital Agreement and the Subordination Agreement, BCC shall have the right to transfer and assign its rights, obligations and duties hereunder to any affiliate or third party without the consent of the Optionor.

     9. DEFAULT. (a) In the case of default by Optionor hereunder, BCC shall be entitled, after ten (10) days prior written notice to Optionor, to (a) seek an action in specific performance and/or (b) seek such other relief, including without limitation an action at law for damages, as may be available. Optionor shall pay all reasonable counsel fees of BCC in connection with enforcing any rights or benefits of BCC hereunder or under the other Transaction Documents. The rights and remedies of BCC under this Option Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

     (b) In the case of default by BCC hereunder, Optionor shall be entitled, after ten (10) days prior written notice to BCC, to seek such relief, including without limitation an action at law for damages, as may be available to Optionor. Without limiting the foregoing, in the event that BCC fails to pay any Option Payment to the Optionor within ten (10) days after the date that such Option Payment is due, BCC agrees, upon behalf of itself and its subsidiaries, that the Optionor shall have the right, at any time thereafter, to exercise any or all of the following remedies upon written notice to BCC: (i) to cause the Company to terminate the Management Agreement and (ii) terminate this Agreement; all without recourse to the Optionor or the Company. In addition, in the event of any such termination of this Agreement, to the extent any Advances have been made under the Shortfall Agreement or any other sums are then due and owing to BCC or an affiliate of BCC under the Shortfall Agreement and/or any of the other Transaction Documents, the then outstanding BCC Pay-Off Amount shall be forgiven. BCC shall pay all reasonable counsel fees of Optionor in connection with enforcing any rights or benefits of Optionor hereunder. The rights and remedies of Optionor under this Option Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

     10. MISCELLANEOUS.

     (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, Federal Express or other recognized overnight courier or sent by registered or certified U.S. mail, return receipt requested or sent by facsimile or telecopy transmission and addressed:

          (i)  If to the Optionor, at:

               3801 PGA Boulevard
               Suite 1000
               Palm Beach Gardens, Florida 33410


          (ii) If to BCC, at

               5021 Louise Drive
               Suite 200
               Mechanicsburg, PA 17055

or to such other address or facsimile number as a party may designate by notice to the other parties hereto.

     A notice or other communication shall be deemed to be duly received:

          (a) if sent by hand or telegram or express service, when left at the address of the recipient;

          (b) if sent by registered or certified U.S. mail, return receipt requested, the second day after mailing; and

          (c) if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number;

     PROVIDED THAT if a notice or other communication is served by hand or by telegram, or is received by telex or facsimile on a day which is not a business day, or after 5:00 P.M. on any business day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first business day thereafter.

     (b) Entire Agreement. This Agreement, together with all other Transaction Documents and Lease Documents, contains the entire understanding among the parties hereto with respect to its subject matter and supersedes any prior understandings or agreements between the parties with respect to such subject matter.

     (c) Amendments. Subject to the terms of the Lease Documents, this Agreement may be modified or amended only by a written instrument executed by the Company, BCC and Optionor.

     (d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.




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



     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.

WITNESS/ATTEST:                             TC REALTY HOLDING COMPANY


                                          By: /s/ Signature Illegible
---------------------------                  -----------------------------

                                          Title:
---------------------------                     ---------------------------



WITNESS/ATTEST:                             BALANCED CARE CORPORATION


                                          By: /s/ Signature Illegible
---------------------------                  -----------------------------

                                          Title:
---------------------------                     ---------------------------

     Subject to the terms and conditions contained herein, in the Lease, in the Stock Pledge Agreement and all other Lease Documents, the Lessor hereby consents to the terms and provisions of this Option Agreement and agrees, upon the consummation of the Stock Transfer (as defined in the Lease) in accordance with the terms of Section 19.4 of the Lease, to enter into a mutual release agreement in form and substance acceptable to Optionor and Lessor, pursuant to which the Optionor and the Lessor shall release each other from claims under the Transaction Documents.

WITNESS/ATTEST:            MEDITRUST ACQUISITION CORPORATION II



                                          By: /s/ Signature Illegible
---------------------------                  -----------------------------

                                          Title:
---------------------------                     ---------------------------


---------------------------


---------------------------



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
     The undersigned hereby acknowledges and consents to the provisions of
Section 9(b) of the Option Agreement specifically set forth in Section 9(b).


                                        BALANCED CARE AT ALTOONA, INC.


                                        By:
                                           -------------------------------

                                        Title:
                                              ----------------------------




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
Schedule to Exhibit 10.54 filed pursuant to Instruction 2 to Item 601(a) of Regulation S-K




                                Option Agreement

Project               Parties                      Property Location            Date
-------               -------                      -----------------            ----
Blytheville, AR       TC Realty Holding Co.        Mississippi County          12/19/97
                      (Optionor)                   AR
                      Balanced Care Corp.

Maumelle, AR          TC Realty Holding Co.        Pulaski County              12/19/97
                      (Optionor)                   AR
                      Balanced Care Corp.

Mountain Home, AR     TC Realty Holding Co.        Baxter County               12/19/97
                      (Optionor)                   AR
                      Balanced Care Corp.

Pocahontas, AR        TC Realty Holding Co.        Randolph County             12/19/97
                      (Optionor)                   AR
                      Balanced Care Corp.

Sherwood, AR          TC Realty Holding Co.        Pulaski County              12/19/97
                      (Optionor)                   AR
                      Balanced Care Corp.

Reading, PA           TC Realty Holding Co.        Berks County                12/19/97
                      (Optionor)                   PA
                      Balanced Care Corp.

Martinsburg, WV       Black Box Holding Co.        Berkely County              12/31/97
                      (Optionor)                   WV
                      Balanced Care Corp.

Dillsburg, PA         Black Box Holding Co.        York County                 12/31/97
                      (Optionor)                   PA
                      Balanced Care Corp.

Peckville, PA         Black Box Holding Co.        Lackawanna County           12/31/97
                      (Optionor)                   PA
                      Balanced Care Corp.

Lewisburg, PA         Black Box Holding Co.        Union County                12/31/97
                      (Optionor)                   PA
                      Balanced Care Corp.

Berwick, PA           TC Realty Holding Co.        Columbia County             1/7/98
                      (Optionor)                   PA
                      Balanced Care Corp.

Chippewa, PA          TC Realty Holding Co.        Beaver County               1/7/98
                      (Optionor)                   PA
                      Balanced Care Corp.

Lewistown, PA         TC Realty Holding Co         Mifflin County              1/7/98
                      (Optionor)                   PA
                      Balanced Care Corp.